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EXHIBIT 21.1 SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of Momentum Merger Corporation

Einstein Acquisition Corporation (a Delaware corporation)

Newton Acquisition Corporation (a Delaware corporation)